UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________
FORM 8-K
____________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2016 (May 4, 2016) ____________________________
Aramark
(Exact name of Registrant as Specified in its Charter) ____________________________
Delaware	001-36223	20-8236097
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1101 Market Street Philadelphia, Pennsylvania	19107
(Address of Principal Executive Offices)	(Zip Code)
(Registrant's Telephone Number, Including Area Code): (215) 238-3000
N/A (Former name or former address, if changed since last report.)
___________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 4, 2016, Aramark’s Board of Directors elected Brian Pressler as Senior Vice President, Controller and Chief Accounting Officer effective June 1, 2016. Mr. Pressler, age 40, currently serves as the Vice President, Finance, Aramark Education and has served in such role since 2014. Prior to that, Mr. Pressler served as Vice President, Finance, Aramark International from 2013 to 2014; Vice President, Finance, Educational Services, K-12 from 2011 to 2013 and Associate Vice President, Finance, Aramark Educational Services, K-12. In connection with his appointment, Mr. Pressler’s base salary will be $315,000 and his target bonus will be $157,500, subject to Aramark’s achievement of specified performance targets for the 2016 fiscal year.
Aramark’s Executive Vice President and Chief Financial Officer, Stephen Bramlage, who has temporarily assumed the duties of principal accounting officer of Aramark, will cease to perform such duties on June 1, 2016 in connection with the effectiveness of Mr. Pressler’s appointment.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Aramark
By:     /s/ Stephen P. Bramlage, Jr.

Name:	Stephen P. Bramlage, Jr.

Title:	Executive Vice President and Chief Financial Officer

May 6, 2016